UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.     )

Filed by the Registrant  ☒                              Filed by a Party other than the Registrant  ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

FDP Series, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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IMPORTANT NOTICE FOR SHAREHOLDERS OF:

FRANKLIN TEMPLETON TOTAL RETURN FDP FUND

INVESCO VALUE FDP FUND

MARSICO GROWTH FDP FUND

MFS RESEARCH INTERNATIONAL FDP FUND

Dear Shareholder,

You recently received proxy materials relating to the proposals to be voted on at a joint Special Shareholder Meeting of each series of FDP Series, Inc. (the “Series”) listed above (collectively, the “Funds,” and each, a “Fund”). This important notice is to inform you that the joint Special Shareholder Meeting has been adjourned until August 21, 2015 at 3:00 p.m. EST to allow shareholders additional time to submit their voting instructions. The adjourned meeting will be held at the offices of BlackRock Advisors LLC, 1 University Square Drive, Princeton, New Jersey 08540-6455.

This letter was sent to you because you held shares in one or more of the Funds on the record date and your Fund has not yet received your vote. Please help us avoid further adjournments, phone calls, costs and additional mailings by promptly voting your shares.

For the reasons set forth in the proxy materials previously mailed to you, the Board of Directors of the Series believes the proposal(s), as applicable, are in the best interests of the Funds and their shareholders and unanimously recommends that you vote “FOR” the approval of each applicable proposal.

It is important that you vote, no matter how large or small your holdings may be.

We urge you to vote “FOR” each applicable proposal by using one of the following options:

1. Vote by Touch-Tone Telephone - by calling the toll free number on the enclosed voting instructions form and following the instructions; or

2. Vote Online - by logging onto the website listed on the enclosed voting instructions form and following the instructions; or

3. Vote By Mail - by completing and returning your executed voting instructions form in the postage paid envelope provided.

If you hold your shares in a brokerage or bank account (in “street name”), your broker or bank cannot vote your shares unless you vote utilizing one of the options listed above.

If you have any questions about the proposals or would like to cast your vote with a live proxy voting specialist, please call Broadridge Financial Solutions, toll free at 1-855-928-4489.

Thank you for voting!